  Exhibit 99.1
American Resources Corporation Reports Second Quarter 2021 Financial Results and Provides Business Outlook

Company aligned with major U.S. priorities in both infrastructure and electrification

Significant execution over the first half of the year has positioned the Company to be a low-cost, stable provider of raw materials to high-growth markets

Company seeing significant increasing demand; Major offtake partner increases annual purchase order by 20 percent

Recent balance sheet improvements provides financial strength and flexibility to execute on its innovation, collaboration and growth plans

Company to host update conference call today at 4:30 PM ET

August 16, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 16, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today reported its second quarter of 2021 financial results and provided a corporate update.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Over the course of the second quarter of 2021, we continued to position our Company to be one of the most unique growth platforms to reposition old-world, legacy assets to strategically align with a more modern economy. While the first quarter of this year highlighted the advancement of our American Rare Earth division by acquiring and synthesizing an innovative suite of technologies to establish what we believe will be the most sustainable and environmentally safe sources of critical and rare earth elements, our second quarter clearly demonstrated our commitment and ability to efficiently commercialize our technologies and processes. Our American Carbon division continued its production ramp up and expansion throughout the quarter following our deliberate steps to restructure its operations post acquisition and is on track to continue to scale organically to meet the demands of the market and drive significant revenue growth. Additionally, we had the opportunity to further strengthen our balance sheet, which will allow us to be more opportunistic and effective in achieving our goals.”

Second Quarter 2021 Key Highlights

●
Advanced fly ash sampling program in conjunction with 2kW mobile electrolytic cell rare earth element (REE) processing plant where the Company has been working with various parties which control large deposits of fly ash to explore solutions to reprocess the ash to create several monetizable products.

●
Selected as a member of the Consortium to Assess Northern Appalachia Resource Yield (CANARY) by the Department of Energy’s National Energy Technical Laboratory (NETL) for an award targeting REE and critical mineral recoveries from waste streams.

●
Significantly expanded existing sponsored research program with Purdue University specific to the purification of critical and rare earth elements using ligand assisted displacement (“LAD”) chromatography to further refine the process and technology to also include the recycling, reprocessing and purification of critical and REEs from lithium-ion batteries and coal waste and byproducts, in addition to waste permanent magnets.

●
Secured expertise to oversee the build phase and implementation of its 2kW mobile electrolytic cell rare earth element processing plant which represents another step forward in the commercialization of its acquired technology and patents from Ohio University in addition to its research partnership with Texas Tech University.

●
Successfully achieved a high purity of the REE Neodymium (Nd), using its exclusively-licensed LAD chromatography process and technology in conjunction with its sponsored research partnership with Purdue University.

●
Raised $30.1 million of gross proceeds from the issuance and sale of 8.6 million shares of the Company’s common stock to institutional investors through a registered direct offering.

●
Added to the Russell Microcap® Index as part of the annual reconstitution.

●
Further developed aftermarket distribution channels for waste permanent magnets and waste lithium-ion batteries to be recycled for their inherent rare earth elements and critical minerals.

“Looking forward to the remainder of 2021 and beyond, we remain extremely excited and optimistic about the opportunities that lie ahead of us throughout all of our operating divisions. We feel we are highly aligned with our national priorities in terms of infrastructure and the growth of the electrification market. Our American Carbon division, with one of the largest metallurgical carbon growth platforms in the industry, had a solid quarter of production at Perry County Resources to build some inventory and begin initial stoker carbon sales. Our PCI shipments are beginning to a larger extent in this third quarter of 2021 and our main base-load, offtake partner recently expanded their purchase order by an additional twenty percent. Our sights are now set to restart our McCoy Elkhorn complex during the second half of 2021 as metallurgical carbon market conditions have materially improved. We have experienced some labor challenges, like so many industries nationwide, as some workers have decided to remain on extended unemployment benefits. Given the labor constraints which essentially slowed our results by approximately a quarter, we are now expecting our full-year 2021 revenues to be in the range of $35 million to $60 million as a whole, but are confident in our ramp up leading into the 2022 year,” continued Mr. Jensen.

“American Rare Earth represents a very strategic opportunity for us. Now that we have initially defined our suite of rare earth technologies and processes, we are extremely motivated and focused on bringing them to market. Our 2kW mobile electrolytic cell rare earth element processing plant is currently in its build phase and we expect to have that in the field early next year. Similarly, our chromatography facility is expected to be built to a small scale facility early next year with the capability to scale it to a commercial facility within its established footprint. We fully expect to demonstrate the viability and innovation of these to two processes which are based on efficiency, low-cost, biproduct economics, and being the most environmentally safe. Collectively we feel our processes bring real and sustainable solutions to this critically important and rapidly growing market. Also, the recent addition of capital to our balance sheet allows us to more broadly collaborate in effectively establishing supply channels of end-of-life products to create a truly circular life cycle for their inherent critical and rare earth elements.”

“Lastly, our Company-sponsored SPAC, American Acquisition Opportunity Inc., has the potential to drive meaningful value and is an example of our nimble, shareholder-focused culture. We’ve received an exceptional response from a wide variety of targets and feel confident that we will bring a great target to the public markets to feed the need of a more modern economy; very much as we have done with American Resources.”

Expected Near-Term Catalysts

●
Continued execution and milestone announcements on American Rare Earth processing and purification development and commercialization

●
Additional metallurgical carbon offtake agreements

●
Secure additional collaboration agreements with sourcing partners for REE end-of-life materials and REE feedstocks

●
Announce key appointments to American Carbon production teams to enhance production and mitigate future labor challenges

●
Formalize SPAC target opportunity

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Monday, August 16, 2021 at 4:30 PM ET.

Interested participants and investors may access the conference call by dialing (877) 407-4019 and referencing American Resources Corporation’s Second Quarter of 2021 Conference Call, or by the webcast link: here

Financial Results for Second Quarter 2021

For the second quarter of 2021, American Resources reported a net income loss of $6.65 million, or a loss of $0.13 per share for the three months ended June 30, 2021, as compared with a net income gain of $1.3 million, or $0.05 per share in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, equity-based compensation, warrant expense and development and restructuring costs (“Adjusted EBITDA”) of a $537,078 loss in the second quarter of 2021, as compared with Adjusted EBITDA of $5.7 million for the second quarter of 2020.

Second Quarter 2021 Summary

Total revenues were $393,210 for the second quarter of 2021 compared to revenues of $226,836 during the second quarter of 2020. General and administrative expenses for the second quarter of 2021 were $593,621 compared to $684,300 in the prior year period. American Resources incurred interest expense of $674,829 during the second quarter of 2021 compared to $1.01 million during the first quarter of 2020. Development costs during the quarter were $3.06 million, compared to $1.8 million in the first quarter of 2021.

The Company did not incur any income tax expense in the second quarter of 2021 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $17.8 million as of December 31, 2020.

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
UNAUDITED

	For the three months ended June 30, 2021	For the three months ended June 30, 2020	For the six months ended June 30, 2021	For the six months ended June 30, 2020

Coal Sales	$339,314	$-	$342,588	$524,334
Metal Aggregating, Processing and Sales	27,875	226,836	27,875	226,836
Royalty Income	26,021	-	33,394	-

Total Revenue	393,210	226,836	403,857	751,170

Cost of Coal Sales and Processing	(944,327)	(662,556)	(1,744,842)	(2,517,743)
Accretion Expense	(305,636)	(370,587)	(611,273)	(741,174)
Depreciation	(475,014)	(293,746)	(868,544)	(1,208,798)
Amortization of Mining Rights	(311,685)	(313,224)	(623,370)	(626,448)
General and Administrative	(593,621)	(684,307)	(1,675,068)	(1,527,231)
Professional Fees	(193,951)	(316,280)	(903,984)	(510,326)
Production Taxes and Royalties	(99,475)	(89,827)	(667,658)	(250,057)
Development Costs	(3,055,603)	(307,247)	(4,867,554)	(435,406)

Total Operating Expenses	(5,979,312)	(3,037,774)	(11,962,293)	(7,817,183)

Net Loss from Operations	(5,586,102)	(2,810,938)	(11,558,436)	(7,066,013)

Other Income and (expense)
Other Income (loss)	(446,884)	(1,726,184)	(411,588)	(314,179)
Gain on Sale of Assets	-	6,820,949	-	6,820,949
Amortization of debt discount and issuance costs	(2,579)	(5,758)	(5,458)	(5,758)
Interest Income	60,220	41,172	101,392	123,514
Interest expense	(674,829)	(1,011,003)	(1,165,942)	(1,511,643)
Total Other income (expense)	(1,064,072)	4,119,175	(1,481,596)	5,112,883

Net Income (Loss)	$(6,650,174)	$1,308,237	$(13,040,032)	$(1,953,130)

Net loss per common share - basic and diluted	$(.13)	$.05	$(.26)	$(.07)

Weighted average common shares outstanding	52,133,268	26,833,809	49,539,996	27,122,160

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
UNAUDITED

	June 30, 2021	December 31, 2020
ASSETS

CURRENT ASSETS
Cash	$28,109,470	$10,617,495
Accounts Receivable	376,563	38,650
Inventory	638,880	150,504
Prepaid fees	268,333	175,000
Accounts Receivable - Other	-	234,240
Total Current Assets	29,393,246	11,215,889

LONG-TERM ASSETS
Cash - restricted	1,018,903	583,708
Property and Equipment, Net	21,683,346	22,498,659
Investment in LLC – Related Party	2,250,000	-
Note Receivable	4,117,139	4,117,139
Total Long-Term Assets	29,069,388	27,199,506

TOTAL ASSETS	$58,462,634	$38,415,395

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,556,852	$4,288,794
Non-Trade payables	3,336,005	3,850,781
Accounts payable – related party	1,013,313	679,146
Accrued interest	332,415	1,043,519
Due to affiliate	74,000	74,000
Current portion of long term-debt	5,368,131	10,997,692
Current portion of convertible debt, (net of unamortized discount of $492,282 and $827,573)	12,240,396	-
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	27,248,281	23,261,101

LONG-TERM LIABILITIES
Long-term portion of note payable (net of issuance costs of $399,909 and $405,667)	4,742,976	5,330,752
Convertible note payables – long term	1,021,379	14,300,907
Reclamation liability	16,139,408	15,528,135
Total Long-Term Liabilities	21,903,763	35,159,794

Total Liabilities	49,152,044	58,420,895

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 58,876,187 and 40,522,762 shares issued and outstanding	5,888	4,256
AREC - Series A Preferred stock: $.0001 par value; 5,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
AREC - Series C Preferred stock: $.0001 par value; 20,000,000 shares authorized, 0 and 0 shares issued and outstanding	-	-
Additional paid-in capital	155,749,003	113,279,448
Accumulated deficit	(146,444,301)	(133,289,247)
Total Stockholders’ Equity (Deficit)	9,310,590	(20,005,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$58,462,634	$38,415,395

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the six months ended June 30, 2021	For the six months endedJune 30, 2020
Cash Flows from Operating activities:
Net loss	$(13,040,032)	$(1,953,130)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	868,544	1,208,798
Amortization of mining rights	623,370	626,448
Accretion expense	611,273	741,174
Liabilities reduced due to sale of assets	-	(3,271,973)
Amortization of issuance costs and debt discount	3,560,019	-
Stock option expense	230,050	142,296
Issuance of warrants in connection with convertible notes	-	1,223,700
Issuance of shares for services	10,000	18,800
Issuance of shares for debt settlement	-	642,060
Warrant expense	-	87,754
Shares returned as part of asset sale	-	(1,840,200)

Change in current assets and liabilities:
Accounts receivable	(103,673)	2,387,505
Inventory	(488,376)	365,126
Prepaid expenses and other assets	(93,333)	(175,000)
Accounts payable	(2,246,713)	296,597
Accrued interest	(711,104)	(1,672,713)
Accounts payable - related party	334,167	108,234
Cash used in operating activities	(10,445,808)	(1,064,524)

Cash Flows from Investing activities:

Cash used in investments in LLCs	(2,250,000)	-
Cash received (paid) for PPE, net	(676,601)	417,857
Cash provided by (used in) investing activities	(2,926,601)	417,857

Cash Flows from Financing activities:

Principal payments on long term debt	(787,849)	(72,255)
Proceeds from convertible debt	600,000	1,751,477
Proceeds from the sale of common stock, net	29,218,000	10,500
Proceeds from long term debt	-	2,649,800
Proceeds from warrant conversions	2,269,428	-
Net proceeds from (payments to) factoring agreement	-	(1,807,443)
Cash provided by financing activities	31,299,579	2,532,079

Increase(decrease) in cash and restricted cash	17,927,170	1,885,412

Cash and restricted cash, beginning of period	11,201,203	268,811

Cash and restricted cash, end of period	$29,128,373	$2,154,223

Supplemental Information
Non-cash investing and financing activities
Conversion of accounts payable to common stock	$-	$-
Issuance of common shares for debt conversion	$2,510,435	$-
Conversion of Series A Preferred into common stock	$-	$-
Conversion of Series B Preferred into common stock	$-	$-
Warrant exercise for common shares	$-	$-
Discount on note due to beneficial conversion feature	$-	$-
Cancellation of common shares	$-	$-

Cash paid for interest	$42,426	$208,154
Cash paid for income taxes	$-	$-

Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP
	For the three months ended June 30, 2021	For the three months ended June 30, 2020
Net Income	(6,650,174)	1,308,237

Interest & Other Expenses	674,829	1,011,003
Income Tax Expense	-	-
Accretion Expense	305,636	370,587
Depreciation	475,014	293,746
Amortization of Mining Rights	311,685	313,224
Amortization of Debt Discount & Issuance	-	5,758
Non-Cash Stock & Option Comp. Expense	147,000	890,910
Non-Cash Warrant Expense	115,025	1,108,675
Development Costs	3,055,603	307,247
PCR Restructuring Expenses	1,028,304	113,889

Total Adjustments	6,113,096	4,415,039

Adjusted EBITDA	(537,078)	5,723,276

(1)
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation
American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
arec@jtcir.com

RedChip Companies Inc.
Todd McKnight
1-800-RED-CHIP (733-2447)
Info@redchip.com

Company Contact:
Mark LaVerghetta
Vice President of Corporate Finance and Communications
317-855-9926 ext. 0
investor@americanresourcescorp.com